Press Release

SYNTONY GROUP, INC. ANNOUNCES EXECUTION OF TERMINATION AND RELEASE AGREEMENT WITH BIOTECHCURES, INC.

Salt Lake City, Utah   February 16, 2006.  Syntony Group, Inc., a Utah
corporation ("Syntony" or the "Company") (OTCBB: STOY), announced the execution of a Termination and Release Agreement pursuant to which the Agreement and Plan of Merger (the "Merger Agreement") by and between Syntony, Syntony Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Syntony ("Subsidiary"), and BioTechCures, Inc., a Nevada corporation, has been terminated.

This Press Release does not constitute an offer of any securities for sale.

***
This Press Release contains statements and information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including risks and uncertainties associated with the possibility that the merger may not close, the realization of anticipated benefits of the transaction, general economic conditions, the combined company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses the combined company may incur in future quarters, and the combined company's working capital deficit and its ability to continue as a going concern.


Contact:  Michael Vardakis
          605 South State Street
          Salt Lake City, Utah 84111
          Telephone:  (801) 550-5800